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                                                                    EXHIBIT 24.2

To the Board of Directors of
  Agenesis Corporation


Michaelson & Co., P.A., certified public accountants, hereby consents to the use of its opinion dated September 30, 2002, in connection with the SB-2 Registration Statement and Prospectus as filed with the Securities and Exchange Commission, and to the filing of a copy thereof as an exhibit thereto. We also consent to the use of our name under the caption "Auditors" in the above-mentioned Registration Statement.




                                                 /s/ Michaelson & Co., P.A., CPA
                                                     Michaelson & Co., P.A., CPA




Dated:  November 8, 2002